UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2005

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On February 22, 2005, Genuine Parts Company issued a press release announcing its results of operations for the fourth quarter and fiscal year ended December 31, 2004. A copy of the press release is furnished with this Current Report on Form 8-K as exhibit 99.1.

The information, including the exhibits attached hereto contained in this Current Report on Form 8-K of Genuine Parts Company is being "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 and Item 9.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2005, the Board of Directors of Genuine Parts Company elected Thomas C. Gallagher, President and CEO, to the additional position of Chairman of the Board. Larry L. Prince, who was previously Chairman of the Board, will be retiring on March 31, 2005.

Item 8.01. Other Events.

On February 21, 2005, the Board of Directors of Genuine Parts Company increased the cash dividend payable to an annual rate of $1.25 per share compared with the previous dividend of $1.20 per share. The quarterly cash dividend of $.3125 cents per share is payable April 1, 2005 to shareholders of record March 11, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated February 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

February 22, 2005	By:	Jerry W. Nix

Name: Jerry W. Nix
Title: Executive Vice President Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 22, 2005